Exhibit (c)(9)
CONFIDENTIAL
Project Colorprints
Presentation to Board of Directors
Goldman, Sachs & Co. March 8, 2007

CONFIDENTIAL Table of Contents I. Review of Proposed Transaction II. Financial Analysis Appendix A: Additional Information Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

CONFIDENTIAL
I. Review of Proposed Transaction
Review of Proposed Transaction 3

CONFIDENTIAL

Goldman Sachs

# Summary of Proposed Transaction Terms

| | |
|---|---|
| **Structure** | Merger of Colorprint with Merger Sub, a wholly owned subsidiary of Parent, controlled by Vulcan |
| **Consideration** | $32.10 in cash for each outstanding share of Colorprint common stock |
| **Total Equity Consideration**[1] | $1,555 million |
| **Aggregate Consideration**[2] | $1,624 million |
| **Financing** | Equity Commitment by Vulcan<br>Debt Commitment letter provided by Morgan Stanley and Lehman Brothers $1,190.0 million |
| **Buyer Termination Fee** | $50.6 million |
| **Seller Termination Fee** | Payment of the lesser of $3.5 million or the aggregate amount of all reasonable and documented out-of-pocket fees and expenses incurred in the event shareholder approval is not received except in cases of competing transaction, in which case full termination fee may be payable<br>In the event of termination due to acceptance of another offer by the Company, $8.4 million, before the No Solicitation Period Start Date, $50.6 million thereafter |
| **Closing Conditions / Contingencies** | Colorprint approval by majority of shares and majority excluding those held or affiliated with Vulcan<br>Regulatory approval<br>No material adverse change<br>Other standard conditions |
| **Termination Date** | November 30, 2007 |
| **Other Key Items** | 45 day go shop period, with no right to match<br>No force the vote |

*[1] Based on outstanding shares of 46.1 mm, options/SARS of 7.9 mm (weighted average exercise price of $26.52), RSUs of 0.8 mm, and phantom stock of 0.1 mm.*
*[2] Includes $68mm of Colorprint net debt as of 31-Jan-07.*

Review of Proposed Transaction 4

CONFIDENTIAL

Goldman Sachs

# Implied Transaction Multiples

## ($ in millions, except per share data)

| | | 07-Dec-06[1] | 20-Feb-07[2] | Current (13-Apr-07) | Hi-Liter Proposal |
|---|---|---|---|---|---|
| **Price Per Share** | | $ 24.23 | $ 29.19 | $ 31.55 | $ 32.50 |
| **Premium to Current Price (13-Apr-07)** | | (23.2)% | (7.5)% | 0.0 % | 3.0 % |
| **Equity Value[3]** | | $ 1,148 | $ 1,404 | $ 1,529 | $ 1,580 |
| **Net Debt (at 31-Mar-07)** | | 72 | 72 | 72 | 72 |
| **Enterprise Value** | | 1,220 | 1,476 | 1,601 | 1,652 |
| **Premium to:** | | | | | |
| 07-Dec-06 Closing Price[1] | $ 24.23 | 0.0 % | 20.5 % | 30.2 % | 34.1 % |
| 20-Feb-07 Closing Price[2] | 29.19 | (17.0) | 0.0 | 8.1 | 11.3 |
| 30 Day Average | 31.29 | (22.6) | (6.7) | 0.8 | 3.9 |
| 90 Day Average | 29.33 | (17.4) | (0.5) | 7.6 | 10.8 |
| 180 Day Average | 28.27 | (14.3) | 3.3 | 11.6 | 15.0 |
| 52 Week High Closing Price | 32.58 | (25.6) | (10.4) | (3.2) | (0.2) |
| **EBITDA[4]** | **Management / Analyst** | | | | |
| LTM - 3/31/07 | $ 143.8 | 8.5 x | 10.3 x | 11.1 x | 11.5 x |
| CY2007E - Analyst Median | $ 167.9 | 7.3 x | 8.8 x | 9.5 x | 9.8 x |
| CY2007E - Management[5] | 160.9 | 7.6 | 9.2 | 9.9 | 10.3 |
| CY2008E - Analyst Median | $ 183.6 | 6.6 x | 8.0 x | 8.7 x | 9.0 x |
| CY2008E - Management | 175.1 | 7.0 | 8.4 | 9.1 | 9.4 |
| **EPS[4]** | | | | | |
| CY2007E - Analyst Median | $ 1.46 | 16.6 x | 20.0 x | 21.6 x | 22.3 x |
| CY2007E - Management | 1.27 | 19.0 | 22.9 | 24.8 | 25.5 |
| CY2008E - Analyst Median | $ 1.68 | 14.4 x | 17.4 x | 18.8 x | 19.3 x |
| CY2008E - Management | 1.49 | 16.3 | 19.6 | 21.2 | 21.9 |
| **PEG (LT - IBES Median)** | | | | | |
| CY 2007E P/E | 11.9 % | 1.4 x | 1.7 x | 1.8 x | 1.9 x |
| CY 2008E P/E | 11.9 | 1.2 | 1.5 | 1.6 | 1.6 |

Review of Proposed Transaction 5

CONFIDENTIAL II. Financial Analysis Financial Analysis 6

CONFIDENTIAL
Market Performance
Indexed Stock Price and Forward P/E Multiple – Past Three Years
Indexed Stock Price Forward P/E Multiple
200% Average
High Low Last 3Y Last 2Y Last 1Y 07-Dec-06 Current
Colorprint 22.9 x 15.8 x 19.0 x 19.2 x 19.7 x 18.2 x 20.4 x Marketing Services [1] 21.1 14.0 18.2 17.4 15.9 16.1 16.4
180%
23x
70.6%
160%
Price P/E (x) 21x Months
20.4x
Indexed 140%
19x
Twelve 120% 20.3%
17x Next 16.4x 100% 15x (6.3%) 80% 13x
Mar- Aug- Jan- Jun- Oct- Mar- Aug- Jan- Mar- Aug- Jan- Jun- Nov- Apr- Sep- Feb-2004 2004 2005 2005 2005 2006 2006 2007 2004 2004 2005 2005 2005 2006 2006 2007
Daily from 05-Mar-2004 to 07-Mar-2007
Daily from 05-Mar-2004 to 07-Mar-2007
Colorprint S&P 500 Index Marketing Services [1]
140% 150% 130% 120% 110% 160%
Financial Analysis 7

CONFIDENTIAL
Market Performance
Enterprise Value / LTM EBITDA – Past Three Years
Average
12x High Low Last 3Y Last 2Y Last 1Y 07-Dec-06 Current
Colorprint 11.2 x 5.7 x 8.1 x 8.5 x 8.9 x 8.2 x 10.2 x Marketing Services [1] 10.9 7.3 9.2 8.8 8.3 8.5 8.4 11x
Multiple
10x 10.2 x
EBITDA
9x
8.4 x
8x
Value to LTM 7x Enterprise
6x
5x
4x
Mar-2004 Aug-2004 Jan-2005 Jun-2005 Nov-2005 Apr-2006 Sep-2006 Feb-2007
Daily from 05-Mar-2004 to 07-Mar-2007
Colorprint Marketing Services [1] Financial Analysis 8

CONFIDENTIAL

Goldman Sachs

# Comparison of Selected Companies

**($ in millions, except per share data)**

| Company | Closing Price 13-Apr-07 | % of 52 Week High | Equity Market Cap[1] | Enterprise Value[1] | Enterprise Value / EBITDA LTM[1] | Enterprise Value / EBITDA 2007E[2] | Enterprise Value / EBITDA 2008E[2] | Calendarized P/E Multiples[2] 2007E | Calendarized P/E Multiples[2] 2008E | 5-Year Est. EPS CAGR[2] | 2007 PE to 5-Year CAGR[2] | LTM EBITDA Margin[1] |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Colorprint - Analyst Estimates | $ 31.55 | 96.8 % | $ 1,529 | $ 1,601 | 11.1 x | 9.5 x | 8.7 x | 21.6 x | 18.8 x | 11.9 % | 1.8 x | 30.9 % |
| Colorprint - Management | | | | | | 9.9 | 9.1 | 24.8 | 21.2 | | | |
| Harte Hanks | $ 27.17 | 94.8 % | $ 2,092 | $ 2,258 | 10.3 x | 9.6 x | 9.2 x | 18.2 x | 16.3 x | 10.5 % | 1.7 x | 18.6 % |
| Acxiom | 21.34 | 80.7 | 1,672 | 2,373 | 5.6 | 5.8 | 5.7 | 20.1 | 16.5 | 15.0 | 1.3 | 30.6 |
| Valassis Communications[3] | 18.31 | 59.7 | 877 | 2,189 | 8.6 | 9.3 | 8.1 | 15.6 | 12.9 | 4.5 | 3.5 | 10.2 |
| InfoUSA | 10.14 | 80.3 | 564 | 817 | 8.7 | 6.8 | 6.3 | 14.6 | 12.3 | NA | NA | 21.5 |
| High | | 94.8 % | | | 10.3 x | 9.6 x | 9.2 x | 20.1 x | 16.5 x | 15.0 % | 3.5 x | 30.6 % |
| Median | | 80.5 | | | 8.7 | 8.1 | 7.2 | 16.9 | 14.6 | 10.5 | 1.7 | 20.0 |
| Mean | | 78.9 | | | 8.3 | 7.9 | 7.3 | 17.1 | 14.5 | 10.0 | 2.2 | 20.2 |
| Low | | 59.7 | | | 5.6 | 5.8 | 5.7 | 14.6 | 12.3 | 4.5 | 1.3 | 10.2 |

Financial Analysis 9

CONFIDENTIAL
Illustrative Present Value of Future Stock Price Analysis
2008E EPS
CY 2008E
EPS
Illustrative Present Value of Future Stock Price
% Growth from CY 2007E1 FY1 P / E —— —
Analyst Management 18.0 x 19.0 x 20.0 x 21.0 x (11.0)% 6.6% $ 1.30 $ 20.54 $ 21.68 $ 22.82 $ 23.96 (4.1) 14.8 1.40 22.12 23.35 24.58 25.81 2.7 23.0 1.50 23.70 25.02 26.34 27.65 9.6 31.2 1.60 25.28 26.69 28.09 29.50 16.4 39.4 1.70 26.86 28.35 29.85 31.34 23.3 47.6 1.80 28.44 30.02 31.60 33.18
Illustrative Premium / (Discount) of Present Value of Future Stock Price to Current Price $29.85
% Growth from CY 2007E1 FY1 P / E
—— —
Analyst Management 18.0 x 19.0 x 20.0 x 21.0 x
(11.0)% 6.6% $1.30 (31.2)%(27.4)% (23.5)% (19.7)% (4.1) 14.8 1.40 (25.9) (21.8) (17.7) (13.5) 2.7 23.0 1.50 (20.6) (16.2) (11.8) (7.4)
9.6 31.2 1.60 (15.3) (10.6) (5.9) (1.2) 16.4 39.4 1.70 (10.0) (5.0) (0.0) 5.0 23.3 47.6 1.80 (4.7) 0.6 5.9 11.2
Financial Analysis 10
CY 2008E
EPS

CONFIDENTIAL
Illustrative Present Value of Future Stock Price Analysis
2009E EPS
CY 2009E
EPS
CY 2009E
EPS
Illustrative Present Value of Future Stock Price
% Growth from CY 2008E1 FY1 P / E —— —
Analyst Management 18.0 x 19.0 x 20.0 x 21.0 x (10.7)% 0.7% $ 1.50 $ 21.46 $ 22.65 $ 23.85 $ 25.04 (4.8) 7.4 1.60 22.89 24.16 25.44 26.71 1.2 14.1 1.70 24.32 25.68 27.03 28.38 7.1 20.8 1.80 25.75 27.19 28.62 30.05 13.1 27.5 1.90 27.19 28.70 30.21 31.72 19.0 34.2 2.00 28.62 30.21 31.80 33.39
Illustrative Premium / (Discount) of Present Value of Future Stock Price to Current Price $29.85
% Growth from CY 2008E1 FY1 P / E
—— —
Analyst Management 18.0 x 19.0 x 20.0 x 21.0 x
(10.7)% 0.7% $1.50 (28.1)%(24.1)% (20.1)% (16.1)% (4.8) 7.4 1.60 (23.3) (19.0) (14.8) (10.5)
1.2 14.1 1.70 (18.5) (14.0) (9.5) (4.9) 7.1 20.8 1.80 (13.7) (8.9) (4.1) 0.7 13.1 27.5 1.90 (8.9) (3.9) 1.2 6.3 19.0 34.2 2.00 (4.1) 1.2 6.5 11.8
Financial Analysis 11

CONFIDENTIAL

Goldman Sachs

# Summary of Historical and Projected Financials

**($ in millions, except per share data)**

| | Historical | | | CAGR | Management Projections | | | | | CAGR |
|---|---|---|---|---|---|---|---|---|---|---|
| | 2004 | 2005 | 2006 | '04 - '06 | 2007E | 2008E | 2009E | 2010E | 2011E | '07 - '11 |
| Revenue | $ 417.7 | $ 403.8 | $ 466.8 | 5.7 % | $ 508.3 | $ 546.2 | $ 595.4 | $ 644.9 | $ 699.2 | 8.3 % |
| *Growth* | | *(3.3)%* | *15.6 %* | | *8.9 %* | *7.5 %* | *9.0 %* | *8.3 %* | *8.4 %* | |
| EBITDA | $ 164.2 | $ 137.8 | $ 158.3 | (1.8)% | $ 179.9 | $ 192.6 | $ 211.6 | $ 232.0 | $ 256.5 | 9.3 % |
| *Growth* | | *(16.1)%* | *14.9 %* | | *13.7 %* | *7.0 %* | *9.9 %* | *9.6 %* | *10.6 %* | |
| *Margin* | *39.3 %* | *34.1* | *33.9* | | *35.4* | *35.3* | *35.5* | *36.0* | *36.7* | |
| EBIT | $ 119.8 | $ 101.0 | $ 119.0 | (0.3)% | $ 129.2 | $ 137.5 | $ 152.6 | $ 168.2 | $ 190.0 | 10.1 % |
| *Growth* | | *(15.7)%* | *17.8 %* | | *8.6 %* | *6.4 %* | *11.0 %* | *10.2 %* | *12.9 %* | |
| *Margin* | *28.7 %* | *25.0* | *25.5* | | *25.4* | *25.2* | *25.6* | *26.1* | *27.2* | |
| Net Income | $ 76.4 | $ 63.6 | $ 74.8 | (1.0)% | $ 76.0 | $ 82.7 | $ 95.7 | $ 106.5 | $ 122.3 | 12.6 % |
| *Growth* | | *(16.8)%* | *17.6 %* | | *1.7 %* | *8.7 %* | *15.7 %* | *11.3 %* | *14.8 %* | |
| Weighted Avg. Diluted Shares | 52.4 | 50.0 | 46.6 | | 48.0 | 48.0 | | | | |
| EPS | $ 1.46 | $ 1.27 | $ 1.59 | 4.6 % | $ 1.58 | $ 1.72 | | | | |
| *Growth* | | *(12.8)%* | *25.5 %* | | *(0.7)%* | *8.7 %* | | | | |
| EPS (including FAS 123R Expense) | $ 1.46 | $ 1.27 | $ 1.42 | (1.1)% | $ 1.27 | $ 1.45 | | | | |
| *Growth* | | *(12.8)%* | *12.0 %* | | *(10.5)%* | *13.4 %* | | | | |

Financial Analysis 12

CONFIDENTIAL

Goldman Sachs

# Illustrative Discounted Cash Flow

**Valuation Date March 8, 2007**

**($ in millions, except per share data)**

| | As of 31-December | | | | |
|---|---|---|---|---|---|
| | 2007 | 2008 | 2009 | 2010 | 2011 |
| Sales | $ 506.9 | $ 546.2 | $ 595.4 | $ 644.9 | $ 699.2 |
| *Growth* | *8.6 %* | *7.8 %* | *9.0 %* | *8.3 %* | *8.4 %* |
| EBIT | $ 123.7 | $ 137.5 | $ 152.6 | $ 168.2 | $ 190.0 |
| *EBIT Margin* | *24.4 %* | *25.2 %* | *25.6 %* | *26.1 %* | *27.2 %* |
| D&A | $ 51.9 | $ 55.1 | $ 59.0 | $ 63.8 | $ 66.5 |
| EBITDA | 175.7 | 192.6 | 211.6 | 232.0 | 256.5 |
| *EBITDA Margin* | *34.7 %* | *35.3 %* | *35.5 %* | *36.0 %* | *36.7 %* |
| Taxes at 38% | $ 47.0 | $ 52.2 | $ 58.0 | $ 63.9 | $ 72.2 |
| Change in Working Capital | $(12.1) | $ 4.9 | $ 2.7 | $ 2.4 | $ 2.1 |
| Capex | 54.8 | 68.8 | 67.0 | 35.0 | 55.6 |
| Unlevered Free Cash Flow | $ 61.8 | $ 76.5 | $ 89.3 | $ 135.4 | $ 130.8 |
| Adjustment to 2007 Unlevered FCF[1] | (11.3) | | | | |
| Unlevered Free Cash Flow | $ 50.5 | $ 76.5 | $ 89.3 | $ 135.4 | $ 130.8 |

## Illustrative Implied Share Price

| Discount Rate | Terminal LTM EBITDA Multiple[2]: 7.5 x | 8.0 x | 8.5 x | 9.0 x | 9.5 x |
|---|---|---|---|---|---|
| 10.0 % | $ 30.38 | $ 31.83 | $ 33.27 | $ 34.70 | $ 36.13 |
| 10.5 % | 29.82 | 31.25 | 32.67 | 34.07 | 35.46 |
| 11.0 % | 29.28 | 30.68 | 32.07 | 33.45 | 34.81 |
| 11.5 % | 28.75 | 30.12 | 31.49 | 32.84 | 34.18 |
| 12.0 % | 28.23 | 29.57 | 30.91 | 32.24 | 33.56 |
| 12.5 % | 27.72 | 29.04 | 30.35 | 31.66 | 32.96 |

| EBITDA Margin | Revenue Growth[3]: 5.0 % | 6.0 % | 7.0 % | 8.0 % | 9.0 % |
|---|---|---|---|---|---|
| 34.0 % | $26.10 | $27.36 | $28.64 | $29.94 | $31.29 |
| 35.0 % | 26.97 | 28.25 | 29.55 | 30.89 | 32.27 |
| 36.0 % | 27.83 | 29.12 | 30.45 | 31.83 | 33.24 |
| 37.0 % | 28.67 | 29.99 | 31.36 | 32.77 | 34.20 |

Financial Analysis 13

CONFIDENTIAL
Comparison of Selected Premiums
100% Cash Consideration Transactions, Last Three Years
Premium Paid to:
27.8% 27.4%
20.3% 18.6%
1.1%
1 Day 30-Day Average 90-Day Average 180-Day Average 52 Week High
Median Premium — 100% Cash Transactions, Last 3 Years [1]
Financial Analysis 14

CONFIDENTIAL
Comparison of Selected Transactions
Selected Marketing Services Transactions Since 2004 ($ in millions)
Enterprise Value / Price / —— — Date Equity Enterprise LTM Forward Forward
AnnouncedTarget Acquiror Value [1] Value2 EBITDA EBITDA 3 EPS3
—— —— -— —— —— —— —— —— —— —— —— —
4 5 5 5
Dec-06ADVO (after legal settlement) Valassis $1,061 $1,147 13.1 x10.6 x 27.7 x —— —— -— —— —— —— —— —— —— —
6 6 7
Jan-06VNU NV Valcon Acquisition 9,712 11,038 13.1 12.0 19.5
—— —— -— —— —— —— —— —— —— —— —— —
Aug-05NDCHealth Information Management Wolters Kluwer NV NA 382 10.58 10.68 NA —— -— —— —— —— —— —— —— —— —— —
High 13.1 x 12.0 x 27.7 x Median 13.1 10.6 23.6 Mean 12.2 11.1 23.6 Low 10.5 10.6 19.5
—— —— —— —
Financial Analysis 15

CONFIDENTIAL
Appendix A: Additional Information
Additional Information 16

CONFIDENTIAL
Cost of Equity and WACC Analysis
($ in millions)
5.5% Equity Risk Premium
Risk Risk-Free Premium Cost of Pre-Tax Cost of Effective Tax Current Debt Curr. Mkt. Val. o f Rate1 2 3 4 Rate (t)5 (D)6 Equity (E)7 WACC —— —— —— —— —— —— —— —
(R p) Equity Beta (Be) Equity (Ke) Debt (K d) —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
Colorprint 4.50% 5.50% 1.18 10.99% 5.83% 38.0% $123$1,436 10.40% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
Harte Hanks 4.50 5.50 0.55 7.52 5.67 36.6 205 2,138 7.18
—— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
Acxiom 4.50 5.50 1.27 11.48 7.10 33.5 789 1,669 9.31
—— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
Valassis 4.50 5.50 0.82 9.01 8.77 35.0 1,390 795 6.90
—— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
InfoUSA 4.50 5.50 1.23 11.26 6.01 40.2 260 552 8.81
—— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
High 1.27 11.48% 10.40 % Median 1.18 10.99 8.81
Mean 1.01 10.05 8.52
Low 0.55 7.52 6.90
7.1% Equity Risk Premium
—— —— —— —— —— —— —— —— —— —— —— —— —
Risk Risk-Free Premium Cost of Pre-Tax Cost of Effective Tax Current Debt Curr. Mkt. Val. o f Rate 1 2 3 4 Rate (t)5 (D)6 Equity (E)7 WACC
—— —— —— —— —— —— —— —
(R p) Equity Beta (Be) Equity (Ke) Debt (Kd ) —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
Colorprint 4.50% 7.10% 1.18 12.87% 5.83% 38.0% $123 $1,436 12.14% —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
Harte Hanks 4.50 7.10 0.55 8.40 5.67 36.6 205 2,138 7.98
—— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
Acxiom 4.50 7.10 1.27 13.51 7.10 33.5 789 1,669 10.69
—— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
Valassis 4.50 7.10 0.82 10.32 8.77 35.0 1,390 795 7.38
—— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
InfoUSA 4.50 7.10 1.23 13.23 6.01 40.2 260 552 10.15
—— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
High 1.27 13.51% 10.69 % Median 1.03 11.77 9.06
Mean 0.97 11.37 9.05
Low 0.55 8.40 7.38
—— —— —— —
Additional Information 17

CONFIDENTIAL
Summary of 2007 Forecast vs. Budget
($in millions, except per share data) —— —— —— —— —— —— —— —— —— -— —— —— —— —— —— —— —— —— —— —— -— —— —— — Q1 2007 [1] Q2 2007 [2] Q3 2007 Q4 2007 CY 2007 —— —— -— —— —— — Actual w/o Forecast w/o Forecast w/o Actual Deal Costs Budget Forecast Deal Costs Budget Forecast &n bsp; Budget Forecast Budget Forecast Deal Costs Budget —— —— —— —— —— —— —— —— —— —— —— —— —— — Revenue $123.8 $123.8 $125.6 $123.0 $123.0 $120.2 $127.4 $127.8 $134.0 $133.3 $508.3 $508.3 $506.9 % Change (1.4)% (1.4)% 2.4% 2.4% (0.3)% 0.5% 0.3% 0.3% —— —— —— —— —— —— —— —— —— —— -— —— —— -— —— —— —— —— —— —— —— —— -— —— —— —— —— —— —— —— — EBITDA $45.2 $46.6 $42.4 $ 39.6 $40.1 $38.8 $44.3 $45.3 $49.0 $49.2 $178.0 $179.9 $175.6 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — % Change 6.4% 9.8% 2.2% 3.5% (2.2)% (0.5)% 1.4% 2.5 % Margin 36.5 37.6 33.8 32.2 32.6 32.3 34.8 35.4 36.5 36.9 35.0 35.4 34.6 EBIT $33.6 $35.0 $30.0 $ 26.9 $27.4 $25.9 $31.0 $32.0 $35.8 $35.9 $127.3 $129.2 $123.7 % Change 12.1% 16.8% 4.0% 5.9% (3.0)% (0.4)% 2.9% 4.4 % Margin 27.1 28.3 23.9 21.9 22.3 21.5 24.4 25.0 26.7 27.0 25.0 25.4 24.4 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— -— —— —— —— —— —— — Net Income $20.7 $21.6 $17.3 $ 15.5 $15.8 $14.5 $17.9 $18.1 $20.8 $20.5 $74.8 $76.0 $70.4 —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— — % Change 19.6% 24.7% 6.7% 8.8% (1.2)% 1.4% 6.3% 8.0 % Weighted Avg. Diluted Shares 46.8 46.8 47.0 47.8 47.8 46.7 48.0 46.4 48.2 46.3 48.0 48.0 46.7 —— —— —— —— —— —— —— —— —— —— —— -— —— —— —— —— —— —— —— —— -— —— —— —— —— —— —— —— -— —— —
EPS $0.44 $0.46 $0.37 $0.32 $0.33 $0.31 $0.37 $0.39 $0.43 $0.44 $1.57 $1.58 $1.51
—— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
% Change 20.3% 25.4% 4.2% 6.2% (4.5) % (2.5) % 4.1% 4.9% —— —— —— —— —— —— —— —— —— -— —— -— —— —— —— —— —— —— —— —— —— —— —— —— —— —— -— —
EPS (w/ FAS 123R Expense) $0.37 $0.39 $0.30 $0.24 $0.25 $0.24 $0.29 $0.32 $0.35 $0.37 $1.25 $1.27 $1.22
—— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
% Change 23.9% 30.2% 3.0% 5.7% (7.5) % (4.8) % 2.5% 4.5%
Additional Information 18

CONFIDENTIAL

Goldman Sachs

# Management vs. Analyst Estimates

($ in millions, except per share data) [TBU]

## CY 2007 Estimates

| | EPS | EBITDA | Net Income | Avg. Shares |
|---|---|---|---|---|
| Management | $ 1.22 | $ 157.9 | $ 56.9 | 46.7 |
| Bear, Stearns & Co. | 1.50 | 170.6 | 68.0 | 45.5 |
| Deutsche Bank North America | 1.45 | 171.6 | 65.5 | 45.2 |
| First Analysis Securities Corp | 1.48 | 165.3 | 68.2 | 46.2 |
| JP Morgan | 1.46 | NA | NA | NA |
| Robert W. Baird & Co., Inc. | 1.30 | 158.5 | 59.7 | 45.8 |
| Analyst High | $ 1.50 | $ 171.6 | $ 68.2 | 46.2 |
| Analyst Median | 1.46 | 167.9 | 66.8 | 45.6 |
| Analyst Mean | 1.44 | 166.5 | 65.3 | 45.7 |
| Analyst Low | 1.30 | 158.5 | 59.7 | 45.2 |

## CY 2008 Estimates

| | EPS | EBITDA | Net Income | Avg. Shares |
|---|---|---|---|---|
| Management | $ 1.49 | $ 175.1 | $ 69.4 | 46.7 |
| Bear, Stearns & Co. | 1.72 | 190.4 | 78.4 | 45.5 |
| Deutsche Bank North America | NA | NA | NA | NA |
| First Analysis Securities Corp | 1.64 | 176.0 | 75.5 | 46.0 |
| JP Morgan | 1.92 | NA | NA | NA |
| Robert W. Baird & Co., Inc. | 1.60 | 183.6 | 72.0 | 45.0 |
| Analyst High | $ 1.92 | $ 190.4 | $ 78.4 | 46.0 |
| Analyst Median | 1.68 | 183.6 | 75.5 | 45.5 |
| Analyst Mean | 1.72 | 183.3 | 75.3 | 45.5 |
| Analyst Low | 1.60 | 176.0 | 72.0 | 45.0 |

Additional Information 19

CONFIDENTIAL
Management vs. Quarterly Analyst Estimates
Y-o-Y Y-o-Y Q1 2007 % Change [1] Q2 2007 % Change [2] —— —— —— —— —
Management $0.37 (26.6) % $0.31 (11.3) % —— —— —— —— —
Bear, Stearns & Co. 0.45 (10.3) 0.37 6.9
—— —— —— —— —— —
Deutsche Bank North America 0.41 (18.2) 0.37 4.4
—— —— —— —— —— —
First Analysis Securities Corp 0.47 (6.4) 0.37 6.8
—— —— —— —— —— —— —
JP Morgan NA NA —— —— —— —— —— —
Robert W. Baird & Co., Inc. 0.42 (17.0) 0.32 (8.6)
Analyst High $0.47 (6.4)%$0.37 6.9 % Analyst Median 0.44 (13.6) 0.37 5.6 Analyst Mean 0.44 (13.0) 0.36 2.4
Analyst Low 0.41 (18.2) 0.32 (8.6)
Additional Information 20

CONFIDENTIAL

Goldman Sachs

# Illustrative Analysis at Various Prices

## Premium to Average Prices Based on Ending Date of 07-Dec-06

## ($ in millions, except per share data)

| | | 07-Dec-06[1] | 20-Feb-07[2] | Current (13-Apr-07) | Hi-Liter Proposal |
|---|---|---|---|---|---|
| **Price Per Share** | | **$ 24.23** | **$ 29.19** | **$ 31.55** | **$ 32.50** |
| **Premium to Current Price (13-Apr-07)** | | **(23.2)%** | **(7.5)%** | **0.0 %** | **3.0 %** |
| **Equity Value[3]** | | **$ 1,148** | **$ 1,404** | **$ 1,529** | **$ 1,580** |
| **Net Debt (at 31-Mar-07)** | | **72** | **72** | **72** | **72** |
| **Enterprise Value** | | **1,220** | **1,476** | **1,601** | **1,652** |
| **Premium to:[4]** | | | | | |
| 07-Dec-06 Closing Price[1] | $ 24.23 | 0.0 % | 20.5 % | 30.2 % | 34.1 % |
| 20-Feb-07 Closing Price[2] | 29.19 | (17.0) | 0.0 | 8.1 | 11.3 |
| 30 Day Average | 24.91 | (2.7) | 17.2 | 26.7 | 30.5 |
| 90 Day Average | 26.97 | (10.1) | 8.2 | 17.0 | 20.5 |
| 180 Day Average | 26.84 | (9.7) | 8.7 | 17.5 | 21.1 |
| 52 Week High Closing Price | 29.77 | (18.6) | (1.9) | 6.0 | 9.2 |
| **EBITDA[5]** | **Management / Analyst** | | | | |
| LTM - 3/31/07 | $ 143.8 | 8.5 x | 10.3 x | 11.1 x | 11.5 x |
| CY2007E - Analyst Median | $ 167.9 | 7.3 x | 8.8 x | 9.5 x | 9.8 x |
| CY2007E - Management[6] | 160.9 | 7.6 | 9.2 | 9.9 | 10.3 |
| CY2008E - Analyst Median | $ 183.6 | 6.6 x | 8.0 x | 8.7 x | 9.0 x |
| CY2008E - Management | 175.1 | 7.0 | 8.4 | 9.1 | 9.4 |
| **EPS[5]** | | | | | |
| CY2007E - Analyst Median | $ 1.46 | 16.6 x | 20.0 x | 21.6 x | 22.3 x |
| CY2007E - Management | 1.27 | 19.0 | 22.9 | 24.8 | 25.5 |
| CY2008E - Analyst Median | $ 1.68 | 14.4 x | 17.4 x | 18.8 x | 19.3 x |
| CY2008E - Management | 1.49 | 16.3 | 19.6 | 21.2 | 21.9 |
| **PEG (LT - IBES Median)** | | | | | |
| CY 2007E P/E | 11.9 % | 1.4 x | 1.7 x | 1.8 x | 1.9 x |
| CY 2008E P/E | 11.9 | 1.2 | 1.5 | 1.6 | 1.6 |

Additional Information 21

CONFIDENTIAL
Comparison of Selected Premiums
100% Cash Consideration, Last 3 Years ($ in millions)
Premium — Announced Target Acquiror Equity Value 1 Day 30-Day Average 90-Day Average 180-Day Average 52 Week High —— —— —— —— —— —— —— — 02/26/07 Hub International Ltd Investor Group $1,604 16.0%22.6%27.8% 35.9%16.0% —— —— —— —— —— —— —— — 02/22/07 Great American Finl Res Inc American Financial Group Inc 1,116 8.6 7.9 3.1 16.4 (3.5) —— —— —— —— —— —— —— —— — 02/12/07 Witness Systems Inc Verint Systems Inc 1,072 23.5 29.7 57.0 113.0 1.7 —— —— —— —— —— —— —— —— — 02/05/07 Mills Corp Investor Group 1,358 8.4 24.7 29.6 3.0 (46.1) —— —— —— —— —— —— —— —— — 02/05/07 Longview Fibre Co Brookfield Asset Mgmt Inc 1,627 17.8 14.1 20.4 17.3 (8.1) —— —— —— —— —— —— —— —— — 01/24/07 21st Century Insurance Co AIG 1,742 20.9 12.1 23.6 33.4 9.5 —— —— —— —— —— —— —— —— — 01/02/07 EGL Inc Investor Group 1,488 20.9 14.8 (0.8)(28.3)(33.1) —— —— —— —— —— —— —— —— — 12/20/06 John H Harland Co M&F Worldwide Corp 1,421 18.6 22.3 42.6 26.2 2.9 —— —— —— —— —— —— —— —— — 12/05/06 Bandag Inc Bridgestone/Firestone Inc 1,016 12.7 17.7 29.8 36.8 (1.8) —— —— —— —— —— —— —— —— — 11/30/06 Digital Insight Corp Intuit Inc 1,354 18.2 23.6 37.5 26.2 1.5 —— —— —— —— —— —— —— —— — 11/16/06 Conor Medsystems Inc Johnson & Johnson Inc 1,459 23.8 32.1 30.7 29.5 10.1 —— —— —— —— —— —— —— —— — 11/06/06 Per-Se Technologies Inc McKesson Corp 1,095 14.5 17.7 20.0 13.7 (5.0) —— —— —— —— —— —— —— —— — 10/31/06 Banta Corp RR Donnelley & Sons Co 1,306 16.6 12.2 16.9 11.3 0.0 —— —— —— —— —— —— —— —— — 10/30/06 Sirna Therapeutics Inc Merck & Co Inc 1,132 100.2 110.5 138.0 116.9 52.6 —— —— —— —— —— —— —— —— — 10/30/06 Trustreet Properties Inc GE Capital Solutions Franchise 1,151 15.7 33.8 37.2 32.5 17.1 —— —— —— —— —— —— —— —— —
10/30/06 Trammell Crow Co CB Richard Ellis Group Inc 1,971 28.1 33.9 39.7 39.7 19.4
—— —— —— —— —— —— —— —— —
10/26/06 Kanbay International Inc Capgemini SA 1,162 8.2 29.7 49.1 70.9 28.6
—— —— —— —— —— —— —— —— —
10/25/06 Universal American Financial Investor Group 1,107 4.5 12.3 16.5 23.5 23.4
—— —— —— —— —— —— —— —— —
10/11/06 Jacuzzi Brands Inc Apollo Management LP 1,240 10.1 20.3 32.7 34.7 12.6
—— —— —— —— —— —— —— —— —
10/25/06 Yankee Candle Co Inc Madison Dearborn Partners LLC 1,724 11.3 18.2 29.7 30.0 33.8
—— —— —— —— —— —— —— —— —
08/23/06 Internet Sec Sys Group Inc IBM Corp 1,303 4.4 14.7 31.3 27.4 27.9
—— —— —— —— —— —— —— —— —
08/10/06 FileNet Corp IBM Corp 1,557 1.7 18.6 25.5 27.6 (2.3)
—— —— —— —— —— —— —— —— —
07/09/06 Heritage Ppty Invest Trust Inc Centro Properties Group 1,753 3.3 6.1 (2.1) 1.1 (10.2)
—— —— —— —— —— —— —— —— —
05/14/06 SSA Global Technologies Inc Infor Global Solutions 1,529 25.1 25.7 17.5 16.0 (5.2)
—— —— —— —— —— —— —— —— —
05/01/06 Aviall Inc Boeing Co 1,716 27.3 26.2 34.7 41.2 0.1
—— —— —— —— —— —— —— —— —
04/27/06 Diagnostic Products Corp Siemens Medical Solutions Inc 1,767 20.7 23.3 21.7 21.1 0.8
—— —— —— —— —— —— —— —— —
04/25/06 Serologicals Corp Millipore Corp 1,389 35.3 32.5 38.1 41.5 1.2
—— —— —— —— —— —— —— —— —
04/20/06 Ubiquitel Inc Sprint Nextel Corp 1,035 1.6 2.7 4.2 10.0 (0.2)
—— —— —— —— —— —— —— —— —
01/22/06 Sports Authority Inc Investor Group 1,021 20.0 21.5 23.7 20.0 8.4
—— —— —— —— —— —— —— —— —
11/20/05 Beverly Enterprises Inc Fillmore Capital Partners LLC 1,593 33.3 6.6 1.6 1.7 (7.0)
—— —— —— —— —— —— —— —— —
11/10/05 SERENA Software Inc Silver Lake Partners 1,026 2.7 16.8 21.0 19.2 (1.7)
—— —— —— —— —— —— —— —— —
11/08/05 Linens n Things Inc Investor Group 1,295 7.9 10.4 11.4 13.2 (5.4)
—— —— —— —— —— —— —— —— —
10/24/05 Amli Residential Ppty Trust Prime Property Fund 1,177 20.7 19.2 19.8 26.1 (0.7)
—— —— —— —— —— —— —— —— —
10/16/05 Adv Neuromodulations Sys Inc St Jude Medical Inc 1,369 30.4 25.1 32.9 58.4 13.7
—— —— —— —— —— —— —— —— —
09/29/05 IDX Systems Corp GE Healthcare Ltd 1,488 25.1 32.0 38.4 36.0 1.2
Additional Information 22

CONFIDENTIAL

Goldman Sachs

# Comparison of Selected Premiums (cont'd)

## 100% Cash Consideration, Last 3 Years

**($ in millions)**

| | | | | Premium | | | | |
|---|---|---|---|---|---|---|---|---|
| Announced | Target | Acquiror | Equity Value | 1 Day | 30-Day Average | 90-Day Average | 180-Day Average | 52 Week High |
| 09/15/05 | UICI | Investor Group | $ 1,719 | 19.1 % | 17.0 % | 25.6 % | 29.8 % | 0.6 % |
| 08/04/05 | Metris Cos Inc | HSBC Finance Corp | 1,575 | 1.1 | 4.2 | 12.8 | 18.6 | (1.8) |
| 07/21/05 | Priority Healthcare Corp | Express Scripts Inc | 1,252 | 7.7 | 12.1 | 21.2 | 24.0 | 5.6 |
| 07/10/05 | US Unwired Inc | Sprint Corp | 1,072 | 1.5 | 14.4 | 27.2 | 34.2 | 1.5 |
| 06/16/05 | Vicuron Pharmaceuticals Inc | Pfizer Inc | 1,916 | 84.2 | 69.9 | 72.4 | 77.3 | 3.1 |
| 06/13/05 | Commercial Federal,Omaha,NE | Bank of the West,CA | 1,367 | 34.1 | 35.0 | 28.0 | 23.6 | 11.9 |
| 06/07/05 | Gables Residential Trust | Investor Group | 1,272 | 14.1 | 17.9 | 23.4 | 22.9 | (0.6) |
| 05/16/05 | Overnite Corp | UPS | 1,220 | 46.2 | 39.5 | 34.5 | 30.5 | 1.2 |
| 05/12/05 | Cuno Inc | 3M Co | 1,290 | 31.3 | 36.2 | 32.0 | 27.0 | 1.1 |
| 04/21/05 | Transkaryotic Therapies Inc | Shire Pharmaceuticals Grp PLC | 1,384 | 21.6 | 45.2 | 51.6 | 72.7 | 0.5 |
| 03/14/05 | Ascential Software Corp | IBM Corp | 1,121 | 17.8 | 18.3 | 24.7 | 32.0 | (22.9) |
| 01/31/05 | Pulitzer Inc | Lee Enterprises Inc | 1,432 | 1.8 | 0.2 | 9.3 | 20.6 | (2.9) |
| 01/27/05 | Genencor International Inc | Danisco A/S | 1,151 | 23.9 | 19.0 | 19.5 | 22.1 | 0.6 |
| 11/24/04 | Ionics Inc | GE Infrastructure Inc | 1,072 | 47.9 | 48.1 | 59.2 | 63.7 | 1.2 |
| 11/03/04 | Argosy Gaming Co | Penn National Gaming Inc | 1,408 | 16.4 | 17.5 | 30.2 | 32.4 | 9.7 |
| 10/20/04 | Boca Resorts Inc | Blackstone Real Estate Advisor | 1,031 | 26.6 | 28.9 | 27.3 | 29.2 | 20.0 |
| 10/19/04 | Robert Mondavi Corp | Constellation Brands Inc | 1,030 | 49.9 | 48.7 | 60.1 | 60.8 | 13.8 |
| 10/18/04 | Select Medical Corp | EGL Holding Co | 1,983 | 26.6 | 34.2 | 32.8 | 23.2 | (8.9) |
| 09/29/04 | Orbitz Inc | Cendant Corp | 1,229 | 34.5 | 41.1 | 41.4 | 26.1 | (10.6) |
| 07/13/04 | National Processing Inc | Bank of America Corp | 1,425 | (9.5) | (7.9) | 8.1 | 13.5 | (10.1) |
| 05/24/04 | NeighborCare Inc | Omnicare Inc | 1,410 | 52.5 | 61.1 | 49.1 | 54.3 | 29.3 |
| 05/24/04 | WFS Financial Inc | Westcorp,Irvine,CA | 1,940 | 3.5 | 6.1 | 9.3 | 11.9 | (0.7) |
| 05/19/04 | ALARIS Medical Systems Inc | Cardinal Health Inc | 1,743 | 18.4 | 15.6 | 12.6 | 24.7 | (2.8) |
| 05/18/04 | Kroll Inc | Marsh & McLennan Cos Inc | 1,958 | 32.4 | 30.6 | 39.8 | 50.0 | 20.9 |
| 03/22/04 | US Oncology Inc | Welsh Carson Anderson & Stowe | 1,302 | 18.5 | 15.9 | 26.8 | 51.7 | (1.8) |
| 03/15/04 | InVision Technologies Inc | GE Infrastructure Inc | 1,159 | 21.3 | 30.9 | 44.0 | 66.6 | 1.2 |
| **Median—100% Cash Transactions** | | | | **18.6 %** | **20.3 %** | **27.8 %** | **27.4 %** | **1.1 %** |

Additional Information 23